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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors


Packeteer, Inc.:



We consent to incorporation by reference herein of our reports dated March 3, 1999, except as to Note 9, which is as of May 19, 1999, relating to the consolidated balance sheets of Packeteer Inc. and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from January 25, 1996 (inception) to December 31, 1996, and for each of the years in the two-year period ended December 31, 1998, and the related financial statement schedule, which reports are included in the registration statement on Form S-1 (No. 333-79077) of Packeteer, Inc., and to the reference to our firm under the headings "Experts" and "Selected Consolidated Financial Data" in such registration statement.



Mountain View, California


July 27, 1999


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